Exhibit 99.1

Condensed Consolidated Financial Statements

Agena Bioscience, Inc.

For the nine months ended September 30, 2021

CONTENTS

PAGE

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	2
Condensed Consolidated Statements of Mezzanine Equity and Stockholders’ Equity	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	5–12

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$3,717,162	$16,068,697
Accounts receivable, net	15,277,281	19,275,448
Inventories	12,510,311	9,461,294
Prepaid expenses and other current assets	1,360,997	1,176,578
Total current assets	32,865,751	45,982,017
Property and equipment, net of accumulated depreciation of $7,544,614 and $6,626,450, respectively	3,392,705	3,148,189
Intangible assets, net	2,842,500	4,567,585
Goodwill	4,190,981	4,190,981
Restricted cash	300,000	300,000
Other assets	167,744	178,819
Total assets	$43,759,681	$58,367,591
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$2,120,607	$2,761,326
Accrued liabilities	6,553,135	10,186,831
Deferred revenue	2,412,295	1,798,162
Loan payable	-	1,988,756
Notes payable	-	3,666,667
Total current liabilities	11,086,037	20,401,742
Deferred revenue	453,585	698,750
Deferred rent	741,432	304,085
Preferred stock warrants liability	1,959,000	2,935,500
Deferred tax liability	409,893	366,290
Loan payable, net of current portion	-	596,626
Notes payable, net of current portion	-	18,692,000
Total liabilities	14,649,947	43,994,993

Mezzanine Equity
Preferred stock, Series A, $.0001 par value; 33,699,999 shares authorized; 33,399,999 and 33,249,999 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	54,694,286	52,388,498
Total mezzanine equity	54,694,286	52,388,498

Stockholders’ Equity (Deficit)
Common stock, $.0001 par value; 52,335,543 shares authorized; 11,358,782 and 11,137,639 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,136	1,114
Additional paid-in capital	-	-
Accumulated other comprehensive loss	(182,127)	(102,923)
Accumulated deficit	(25,403,561)	(37,914,091)
Total stockholders' equity (deficit)	(25,584,552)	(38,015,900)
Total liabilities, mezzanine equity and stockholders' equity (deficit)	$43,759,681	$58,367,591

See accompanying notes.	1

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
REVENUE
Consumables revenue	$40,938,427	$24,563,371
Systems revenue	12,152,574	11,166,620
Services revenue	5,292,521	4,486,566
Total revenue	58,383,522	40,216,557

COST OF REVENUE	17,211,542	15,127,640

GROSS PROFIT	41,171,980	25,088,917

OPERATING EXPENSES
Sales and marketing	12,758,087	10,490,378
Research and development	7,578,054	7,003,655
General and administrative	4,564,044	4,346,444
Amortization expense	1,725,085	1,725,085
Total operating expenses	26,625,270	23,565,562

OPERATING INCOME	14,546,710	1,523,355

OTHER INCOME/EXPENSE
Interest expense	(2,361,093)	(1,619,397)
Other income, net	1,717,312	110,746
Total other (expense), net	(643,781)	(1,508,651)

NET INCOME BEFORE PROVISION FOR INCOME TAX	13,902,929	14,704

PROVISION FOR INCOME TAX	1,113,569	394,244

NET INCOME (LOSS)	12,789,360	(379,540)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(79,204)	51,351

COMPREHENSIVE INCOME (LOSS)	$12,710,156	$(328,189)

2	See accompanying notes.

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (UNAUDITED)

	Mezzanine		Stockholders’ Equity
						Accumulated		Total
					Additional	Other		Stockholders'
	Series A		Common Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	(Deficit)

BALANCE, DECEMBER 31, 2020	33,249,999	$52,388,498	11,137,639	$1,114	$-	$(102,923)	$(37,914,091)	$(38,015,900)
Stock compensation expense	-	-	-	-	762,750	-	-	762,750
Proceeds from issuance of common stock	-	-	221,143	22	137,708	-	-	137,730
Proceeds from issuance of preferred stock	150,000	150,000	-	-	-	-	-	-
Change in warrant liability due to exercise	-	-	-	-	976,500	-	-	976,500
Accretion of preferred stock to redemption value	-	2,155,788	-	-	(1,876,958)	-	(278,830)	(2,155,788)
Net income	-	-	-	-	-	-	12,789,360	12,789,360
Foreign currency translation adjustment	-	-	-	-	-	(79,204)	-	(79,204)
BALANCE, SEPTEMBER 30, 2021	33,399,999	$54,694,286	11,358,782	$1,136	$-	$(182,127)	$(25,403,561)	$(25,584,552)

	Mezzanine		Stockholders’ Equity
						Accumulated		Total
					Additional	Other		Stockholders'
	Series A		Common Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	(Deficit)
BALANCE, DECEMBER 31, 2019	33,249,999	$49,728,498	10,586,337	$1,059	$-	$(226,049)	$(41,245,218)	$(41,470,208)
Stock compensation expense	-	-	-	-	450,000	-	-	450,000
Proceeds from issuance of common stock	-	-	551,302	55	201,612	-	-	201,667
Accretion of preferred stock to redemption value	-	1,995,000	-	-	(651,612)	-	(1,343,388)	(1,995,000)
Net (loss)	-	-	-	-	-	-	(379,540)	(379,540)
Foreign currency translation adjustment	-	-	-	-	-	51,351	-	51,351
BALANCE, SEPTEMBER 30, 2020	33,249,999	$51,723,498	11,137,639	$1,114	$-	$(174,698)	$(42,968,146)	$(43,141,730)

See accompanying notes.	3

AGENA BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$12,789,360	$(379,540)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,743,336	2,742,357
Non-cash interest expense	152,889	189,333
Stock compensation expense	762,750	450,000
Forgiveness of Paycheck Protection Program loan	(2,585,382)	-
Change in operating assets and liabilities:
Accounts receivable	4,045,939	(504,434)
Inventories	(3,393,216)	(2,472,382)
Prepaid expenses and other assets	(158,869)	28,808
Accounts payable	(638,709)	2,988,870
Accrued liabilities	(3,131,900)	298,786
Deferred revenue	378,963	561,200
Net cash provided by operating activities	10,965,160	3,902,998

INVESTING ACTIVITIES
Purchase of equipment	(892,500)	(183,437)
Net cash (used in) investing activities	(892,500)	(183,437)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	137,730	201,667
Proceeds from issuance of preferred stock	150,000	-
Payments on debt, net of issuance costs	(22,511,556)	(118,313)
Proceeds from Paycheck Protection Program loan	-	2,585,382
Net cash (used in) provided by financing activities	(22,223,826)	2,668,736

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(200,369)	227,941

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(12,351,535)	6,616,238

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Beginning of period	16,368,697	2,718,159
End of period	$4,017,162	$9,334,397

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITY
Forgiveness of Paycheck Protection Program loan	$2,585,382	$-
Accretion of preferred stock to redemption value	$2,155,788	$1,995,000
Systems loaned to customer, transferred from inventory to property and equipment	$375,045	$159,422

4	See accompanying notes.

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Organization and Summary of Accounting Policies

The Company – Agena Bioscience (the “Company”) designs, manufactures, markets and supports proprietary instruments, and related consumables and services that enable nucleic acid and genomic analysis for a broad range of diagnostic and research applications. Proprietary consumables include chips, panels, and reagents, while services include equipment maintenance contracts and assisting customers with custom assay designs. The Company was incorporated in the state of Delaware on May 30, 2014, at which time it commenced operations. The Company was formed to acquire the assets of the bioscience business of a publicly traded company.

Basis of Presentation – The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. In the opinion of management, such unaudited information includes all adjustments, consisting of normal recurring adjustments necessary for a fair statement of our financial position and results of operations. The results of operations for the interim periods are not necessarily indicative of results that may be achieved for the entire year. The year-end Condensed Consolidated Balance Sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. This report should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020.

Principles of consolidation – The consolidated financial statements include the accounts of Agena Bioscience, Inc. and its wholly-owned subsidiaries, Agena Bioscience GmbH, Agena Bioscience HK Limited and Agena Bioscience (Shanghai). All intercompany accounts and transactions have been eliminated upon consolidation.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities in the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Concentrations of business and credit risk – As of September 30, 2021, two customers represented 26 percent of total accounts receivable. As of December 31, 2020, two customers represented 21 percent of total accounts receivable. For the nine months ended September 30, 2021, no single customer accounted for more than 10 percent of total revenue, and for the nine months ended September 30, 2020, one customer accounted for 13 percent of total revenue.

Fair value measurements – The valuation of assets and liabilities are subject to fair value measurements using a three-tiered approach, and fair value measurement is classified and disclosed by the Company in one of the following three categories:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

See accompanying notes.	5

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company’s consolidated financial assets and liabilities measured at fair value on a recurring basis (warrant liability) as of September 30, 2021 and December 31, 2020 were classified as Level 3.

Changes in the fair value of the Level 3 liability during the nine months ended September 30, 2021 were as follows:

Balance, December 31, 2020	$2,935,500
Exercise of warrants for Series A preferred stock, 150,000 shares	(976,500)
Balance, September 30, 2021	$1,959,000

Revenue recognition - The Company’s primary source of revenue consists of sales of consumables and instruments used for molecular and genetic analysis. Additionally, the Company generates revenue from sales of instrument maintenance agreements and amounts under contract service agreements.

Revenue is recognized when control of products and services is transferred to the customer in an amount that reflects the consideration that the Company expects to receive from the customer in exchange for those products and services. This process involves identifying the contract with the customer, determining the performance obligations in the contract, determining the contract price, allocating the contract price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service.

The Company recognizes revenue for satisfied performance obligations only when it determines there are no uncertainties regarding payment terms or transfer of control.

Revenue from the sale of instruments and consumables is recognized generally upon shipment to the end customer, which is when control of the product is transferred. Revenue is recorded net of discounts and related sales taxes collected on behalf of governmental authorities. The Company recognizes revenue for maintenance services for ongoing customer support ratably over the respective maintenance period. Deferred revenue in the accompanying unaudited balance sheets is comprised of upfront fees received under maintenance contracts for which services have not yet been performed, and totaled approximately $2,866,000 and $2,497,000 as of September 30, 2021 and December 31, 2020, respectively. The Company’s contracts do not contain refund or cancellation clauses. The Company identifies employee sales commissions as costs to obtain a contract. Employee sales commissions are recorded as sales and marketing expenses when incurred based on applying the allowed practical expedient as the amortization period would have been one year or less.

6	See accompanying notes.

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company also provides its instruments to customers through reagent rental agreements under which the customers commit to purchasing minimum quantities of consumables at a stated price over a defined contract term, which is normally one to three years. Under the Company’s reagent rental agreements, the Company retains title to the instrument and it remains capitalized on the Company’s balance sheet under property and equipment. The Company recovers the cost of providing the instrument in the amount it charges for consumables. Revenue is recognized over the defined contract term as consumables are shipped. Revenue from reagent rental agreements is allocated to each performance obligation in proportion to its standalone selling price. The depreciation cost associated with the instrument is charged to cost of revenue on a straight-line basis over the estimated life of the system. The costs to maintain these instruments in the field are charged to cost of revenue as incurred. Revenue from reagent rental agreements totaled approximately $7,034,000 and $1,395,000 during the nine months ended September 30, 2021 and 2020, respectively.

Recent accounting pronouncements - In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous U.S. GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. ASU 2016-02 will be effective for nonpublic entities for fiscal years beginning after December 15, 2021. The Company is still assessing the impact of ASU 2016-02 on our balance sheet, but does not expect that it will significantly impact the Company’s consolidated statements of operations and cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which includes provisions that require financial assets measured at amortized cost basis to be presented at the net amount expected to be collected and credit losses relating to available-for-sale debt securities to be recorded through an allowance for credit losses, which requires recognition of an estimate of all current expected credit losses. The guidance is effective for nonpublic entities for fiscal years beginning after December 15, 2022, including interim periods within those years. The Company does not expect the adoption of this ASU will have a significant impact on its consolidated financial statements.

Note 2 – Inventories

Inventories consist of the following:

	September 30,	December 31,
	2021	2020
Raw materials	$6,294,466	$5,116,638
Work in process	1,832,188	1,908,915
Finished goods	4,383,657	2,435,741
Total	$12,510,311	$9,461,294

See accompanying notes.	7

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 3 – Intangible Assets

Intangible assets consist of the following:

	September 30,		December 31,
	2021		2020
		Weighted-		Weighted-
		average		average
		Remaining		Remaining
	Value	Life (Years)	Value	Life (Years)

Definite-lived assets
Patented technology	$4,230,000	3.7	$4,230,000	4.4
Trade names	4,800,000	0.7	4,800,000	1.4
Customer relationships	10,680,000	0.7	10,680,000	1.4
	19,710,000		19,710,000

Less accumulated amortization	(16,867,500)		(15,142,415)

Intangible assets, net	$2,842,500		$4,567,585

Amortization expense was $1,725,085 for the nine months ended September 30, 2021 and 2020, respectively.

Future amortization expense associated with the intangible assets is as follows:

Years Ending December 31,
2021 (remaining)	$575,029
2022	1,212,926
2023	436,364
2024	436,364
2025	181,817
Total	$2,842,500

Note 4 – Commitments and Contingencies

Litigation – From time to time, the Company may be involved in various lawsuits, legal proceedings or claims that arise in the ordinary course of business. Management does not believe any legal proceedings or claims pending at September 30, 2021, will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

8	See accompanying notes.

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 5 – Notes Payable

In June 2019, the Company refinanced its $19,000,000 term loan outstanding with its lender to borrow an additional $3,000,000 and extend the maturity date. The refinanced loan had a term of 54 months and was scheduled to mature on January 1, 2024, with interest-only payments for 24 months and straight-line amortization for the following 30 months. The term loan bore interest at a fixed annual rate of 7.95 percent. At the time of final payment under the terms of the credit agreement, the Company would be required to pay a final payment fee of 3.8 percent of the amount drawn under the term loan. At the time of the refinance, the Company paid an exit fee of $301,465 which represented the earned portion of the final payment fee under the original term loan. Such amount was accrued to interest expense. The unearned portion of the final payment fee from the original term loan was waived by the lender. In conjunction with the refinance, the Company paid a closing fee of $15,000.

In February 2020, the Company amended the credit agreement to update the required financial covenants including the addition of a covenant for minimum earnings before interest taxes depreciation and amortization (EBITDA) and a revision to the minimum sales covenant. The amendment also provided that if the minimum sales covenant was not met, the Company’s compliance with the EBITDA covenant would cure any breach of the agreement. In May 2020, the Company amended the credit agreement to update the required financial covenants related to minimum EBITDA. Additionally, the final payment fee was increased to 5.8 percent. The final payment fee under the amended term loan was being recorded as interest expense over the term of the loan using the effective interest method. The accrued final payment fee totaled $511,556 immediately prior to payment on July 13, 2021. The credit agreement allowed amounts outstanding to be prepaid, subject to prepayment fees of 3.0 percent for amounts outstanding for less than 12 months and decreasing to 2.0 percent and 1.0 percent for amounts outstanding for less than 24 months and 36 months, respectively.

The Company incurred issuance costs with the original term loan which were recorded as a debt discount. These costs were amortized to interest expense using the straight-line method through the original term loan maturity date. Additionally, the fair value of the warrants issued to the lender with the original term loan (see Note 7) was recorded as a debt discount, which was also amortized to interest expense using the straight-line method through the original term loan maturity date. At September 30, 2021 and December 31, 2020, the discount on the notes payable was fully amortized. The credit agreement was collateralized by the Company’s assets, and the Company was subject to certain financial covenants including minimum sales and minimum EBITDA.

In March 2017, the Company entered into a revolving credit agreement with its term debt lender which allowed the Company to borrow up to $7,500,000. The amount available under the revolving credit agreement was equal to the sum of up to 85 percent of the net collectible value of the Company’s domestic accounts receivable and up to 25 percent of the value of its domestic inventory. The revolving credit agreement had a term of 60 months and bore interest at an annual rate of one month LIBOR plus 4.50 percent subject to a LIBOR floor of 1.00 percent. In June 2019, the Company amended its revolving credit agreement to extend the maturity date to January 1, 2024 based on a 54 month term. The advance rate on the Company’s domestic inventory was increased from 25 percent to 40 percent.

See accompanying notes.	9

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The revolving credit agreement was also subject to a collateral management fee of 0.084 percent per month on the outstanding balance and an origination fee of 0.50 percent of the commitment amount which was paid at the time of closing. The balance outstanding under the revolving credit agreement was zero as of September 30, 2021 and December 31, 2020. The revolving credit agreement was collateralized by the Company’s assets, and the Company was subject to certain financial covenants including minimum sales and minimum EBITDA.

On July 13, 2021, the Company repaid the full value of the Notes outstanding under the credit agreement, totaling $23,769,442, which was comprised of $22,511,556 of principal amount and previously accrued final payment fees, and $1,257,886 of period costs for the remaining final payment fees and interest.

Note 6 – Loan Payable

On April 22, 2020, the Company received loan proceeds in the amount of $2,585,382 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provided for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. Under the terms of the loan, interest accrued on the outstanding principal at the rate of 1.0 percent per annum. The term of the note was two years with a maturity date of April 21, 2022. The Company used the entire loan amount for qualifying expenses. As of June 15, 2021, the Small Business Administration forgave the total loan proceeds and all related interest in full, and no payment will be required.

Note 7 – Stockholders’ Equity

Series A preferred stock – On May 30, 2014, the Company issued 32,299,999 shares of Series A preferred stock at a price per share of $1.00. An additional 950,000 shares of Series A preferred stock were issued in June and July 2014 at a price per share of $1.00. In June 2021, an additional 150,000 shares of Series A preferred stock were issued at a price per share of $1.00 pursuant to the exercise of outstanding warrants.

Following are descriptions of certain of the rights and privileges of the preferred stock:

Dividend provisions – Dividends on the Series A preferred stock accrue at an annual rate of $.08 per share, whether or not declared by the Board of Directors (the “Board”), and are cumulative. However, such dividends are payable only when and as declared by the Board. As of September 30, 2021, accrued dividends on Series A preferred stock totaled approximately $19,474,287. To date, no dividends have been declared by the Board.

10	See accompanying notes.

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Liquidation provisions – In the event of any liquidation, dissolution, or winding up of the Company, the Series A preferred stockholders are entitled to receive a liquidation preference of $1.05 per share, plus any accumulated and unpaid dividends, whether or not declared (the “Liquidation Amount”). The per-share liquidation value is subject to adjustment in the same circumstances that would affect the conversion price; see discussion following regarding conversion price.

Conversion feature – Any holder of the Series A preferred stock may convert any or all of the stock they hold into a number of shares of common stock based upon the ratio of the respective initial purchase price over the then-conversion price. The conversion price is initially set to the original issue price per share for Series A and is subject to adjustment for certain defined circumstances such as stock splits and stock dividends. In addition, each share of Series A preferred stock shall automatically be converted into shares of common stock at the then-effective conversion rate upon the closing of a qualified initial public offering.

Redemption feature – At any time on or after the later of the Company’s repayment in full of its obligations under the credit agreement or the 5th anniversary of the purchase date of May 30, 2014 which occurred in 2019, with the approval of the holders of at least 66 and 2/3 percent of the Series A Preferred Stock, the Series A Preferred Shareholders may require the Company to redeem all of the outstanding shares of Series A Preferred Stock for cash consideration equal to the Liquidation Amount. The amount will be paid in two equal semi-annual installments, with the first payment due no later than 180 days after the optional redemption notice.

Warrants – In 2014, the Company issued warrants to a lender to purchase up to 300,000 shares of Series A preferred stock at an exercise price of $1.00 per share. In February 2016, the Company issued additional warrants to the lender to purchase up to 150,000 shares of Series A preferred stock at an exercise price of $1.00 per share. The warrants expire 7 years from the date of issuance. The warrants are classified as a liability and are measured at fair value using the Black-Scholes option pricing model. So long as the warrants remain outstanding and are exercisable for redeemable preferred stock, they will be subject to re‐measurement at each consolidated balance sheet date, and any change in fair value, other than for exercise, will be recognized in the consolidated statements of operations (see Note 3). There were no material changes to the fair value of the warrant liability between December 31, 2020 and September 30, 2021, other than due to exercise. In June 2021, warrants for 150,000 shares of Series A preferred stock were exercised. Proceeds from the exercise above the par value of the Series A preferred stock are included in Additional Paid-In Capital as of September 30, 2021.

Note 8 – Equity Incentive Plan

The Board established the 2014 Equity Incentive Plan (the “Option Plan”) to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business. The Option Plan provides for the grant of incentive stock options to officers and employees of the Company, as well as the grant of nonqualified options to members of the Board and service providers. The Option Plan is administered by the Plan Committee (the “Committee”), the members of which are appointed and monitored by the Board. The Committee determines the number of options granted to officers, employees, members of the Board, and service providers at its sole discretion. Options granted by the Board under the Option Plan are granted at prices fixed by the Committee, but not less than 100 percent of the estimated fair value of the underlying common stock. Options generally become exercisable over a four-year vesting period, commencing on the employee’s hire date or the grant date of the option. The duration of options awarded under this Option Plan may not exceed ten years from the date of grant. As of September 30, 2021, the Company had reserved 11,635,545 common shares for issuance under the Option Plan. The Company increased the reserve for its stock option plan by 650,000 during the nine months ended September 30, 2021 in conjunction with the company's approved increase in authorized shares of common stock by 650,000, from 51,685,543 to 52,335,543.

See accompanying notes.	11

AGENA BIOSCIENCE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Upon notice of exercise and receipt of proper consideration, shares are issued from the shares reserved for issuance by the Company.

Option activity under the Plan is summarized as follows:

		Weighted-average
			Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (Years)
Balance outstanding, December 31, 2020	6,587,882	$1.11	6.98
Granted	662,500	5.96
Exercised	(221,143)	0.62
Cancelled	(343,669)	2.08
Balance outstanding, September 30, 2021	6,685,570	$1.56	6.73

Note 9 – Income Taxes

The Company estimates its annual effective tax rate and applies this effective tax rate to its year-to-date pre-tax income. If the estimated effective tax rate changes, a cumulative adjustment is made. Additionally, the tax effects of significant unusual or infrequently occurring items are recognized as discrete items in the period in which the events occur. The impact of changes in tax laws or rates on deferred tax amounts, impairments of non-deductible goodwill, excess benefits from stock-based compensation, and changes in tax reserves resulting from the finalization of tax audits or reviews are examples of significant unusual or infrequently occurring items that would be recognized as discrete items in the period in which the event occurs. There is a potential for volatility of the effective tax rate due to several factors, including changes in the mix of the pre-tax income and the jurisdictions to which it relates, changes in tax laws and foreign tax holidays, settlement with taxing authorities, and foreign currency fluctuations.

The Company’s effective income tax rate was 8.0% for the nine months ended September 30, 2021 and 2,681.2% for the nine months ended September 30, 2020, respectively. The effective tax rate for the nine months ended September 30, 2021 differed from the statutory federal rate of 21% primarily due to the benefit of net operating loss carryforwards, research tax credits and foreign income taxes from foreign subsidiaries. The effective tax rate for the nine months ended September 30, 2020 differed from the statutory federal rate of 21% primarily due to forecasted profitability in foreign entities and the expected tax amounts due based on those profitability estimates.

Since the Company is subject to audit by various taxing authorities, it is reasonably possible that the amount of unrecognized tax benefits will change during the next 12 months. However, the Company does not expect the change, if any, to have a material effect on its financial condition or results of operations within the next 12 months.

Note 10 - Subsequent Events

On September 13, 2021, the Company entered into an Agreement and Plan of Merger ("the Merger") with Mesa Laboratories, Inc. ("Mesa Labs"), under which the Company would become a wholly owned subsidiary of Mesa Labs. The Merger was completed on October 20, 2021.

The Agreement and Plan of Merger stipulated that vested options must be cancelled and retired and cease to exist effective upon completion of the Merger. Option holders would then be entitled to certain cash consideration for such vested options. As such, upon completion of the Merger on October 20, 2021, vested stock options were classified as a liability to be paid.

12	See accompanying notes.